                              PARTNERSHIP AGREEMENT

                                     BETWEEN

                       PROTYDE ONCOLOGY THERAPEUTICS, INC.

                                       AND

                            BIGMAR THERAPEUTICS, INC.

                                October __, 1995





Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.

Such material has been replaced with a legend indicating such omission and is marked with brackets "[" "]".





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                                TABLE OF CONTENTS
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SECTION                                                                                   PAGE


1.      Defined Terms and Accounting Matters...............................................  2
        1.1     Definitions................................................................  2
                Affiliate..................................................................  2
                ANDA     ..................................................................  2
                BigMar   ..................................................................  2
                FDA      ..................................................................  2
                Manufacturing Agreement....................................................  2
                Marketing Agreement........................................................  2
                Marketing Information......................................................  3
                Partner  ..................................................................  3
                Partnership................................................................  3
                Product  ..................................................................  3
                Proprietary Information....................................................  3
                Protyde  ..................................................................  3
                Territory..................................................................  3
        1.2     Additional Definitions.....................................................  3
        1.3     Accounting.................................................................  4
        1.4     Representatives............................................................  4

2.      Formation Of Partnership...........................................................  6
        2.1     Formation..................................................................  6
        2.2     Name.......................................................................  7
        2.3     Principal Office...........................................................  7
        2.4     Business...................................................................  7
        2.5     Fiscal Year................................................................  7

3.      Related Transactions...............................................................  8
        3.1     PSub Deliveries............................................................  8
        3.2     BSub Deliveries............................................................  8
        3.3     Further Assurances.........................................................  9
        3.4     Protyde Packaging..........................................................  9

4.      Initial Capital Contributions...................................................... 10
        4.1     Capital Contributions of PSub.............................................. 10
        4.2     Capital Contributions of BSub.............................................. 10

5.      Additional Capital Contributions and Loans......................................... 10
        5.1     Determination of Requirements; Funding..................................... 10
        5.2     Failure to Contribute Requested Capital.................................... 12

6.      Management of Partnership.......................................................... 12
        6.1     Management................................................................. 12
        6.2     Action Against Partner..................................................... 14
        6.3     General Manager............................................................ 14
        6.4     Administrative Services.................................................... 15
        6.5     Annual Partnership Budget.................................................. 15
        6.6     Financial Statements....................................................... 15

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SECTION                                                                                   PAGE


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        6.7     Books of Account........................................................... 16

7.      Accounts; Inspection............................................................... 16
        7.1     Capital Accounts........................................................... 16
        7.2     No Interest or Withdrawal.................................................. 17
        7.3     Inspection................................................................. 17

8.      Allocation of Income and Losses; Distributions..................................... 17
        8.1     Income and Losses.......................................................... 17
        8.2     Distributions.............................................................. 18

9.      Representations and Warranties..................................................... 18
        9.1     Due Organization........................................................... 18
        9.2     Power and Authority........................................................ 18
        9.3     Litigation................................................................. 18
        9.4     No Conflict................................................................ 19
        9.5     Authorization.............................................................. 19
        9.6     Binding Effect............................................................. 19

10.     Indemnity and Insurance............................................................ 20
        10.1    Indemnity.................................................................. 20
        10.2    Insurance.................................................................. 21

11.     Transfer of Interest; Assignment................................................... 21

12.     Ownership and  Use of ANDAs, Proprietary Information and Marketing Information....  22
        12.1    ANDAs...................................................................... 22
        12.2    New Developments........................................................... 22
        12.3    Confidentiality............................................................ 23
        12.4    The names "BigMar" and "Protyde"........................................... 23

13.     Term; Dissolution.................................................................. 24
        13.1    Term; Dissolution by Agreement............................................. 24
        13.2    Dissolution by Election of Partner......................................... 24

14.     Winding Up; Distribution of Assets................................................. 24
        14.1    Distribution of Proprietary and ANDA Rights upon Termination under
                Section 13.1............................................................... 25

        14.2    Distribution of Other Assets upon Termination under Section 13.1 .......... 25
        14.3    Distribution of Assets upon Termination under Section 13.2................. 27

15.     Miscellaneous...................................................................... 27
        15.1    Counterparts............................................................... 27
        15.2    Notices.................................................................... 27
        15.3    Governing Law.............................................................. 28
        15.4    Severability............................................................... 28

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

SECTION                                                                                   PAGE


        15.5    Amendments................................................................. 28
        15.6    Waiver..................................................................... 29
        15.7    Headings................................................................... 29
        15.8    Successors and Assigns..................................................... 29
        15.9    Legal Fees; Costs of Enforcement........................................... 29
        15.10   Entire Agreement........................................................... 29



EXHIBITS

        1.1     The Products

        5.1     Form of Promissory Note

        6.6     Reimbursement for Administrative Services

        7.1     Initial Capital Account Balances

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               PARTNERSHIP  AGREEMENT,  dated  as of  October__,  1995,  by  and between PROTYDE ONCOLOGY THERAPEUTICS, INC., a Delaware corporation ("PSub"), and BIGMAR THERAPEUTICS, INC., a Delaware corporation ("BSub").

                              W I T N E S S E T H:

               WHEREAS, the parties wish to establish a partnership, on the terms and conditions set forth in this Agreement, for the purpose of coordinating the manufacture and marketing of products incorporating the drug compounds specified on Exhibit 1.1 to this Agreement for use in the treatment of human cancer;

               WHEREAS, BSub or its affiliates shall be responsible for certain premanufacturing activities relating to such products and for the manufacturing thereof, and PSub or its affiliates shall be responsible for marketing and for certain premanufacturing activities, in accordance with the terms and subject to the conditions of this Agreement and the agreements contemplated hereby; and

               WHEREAS, it is contemplated that the parties may jointly decide to include certain other drug compounds, in cancer or other therapeutic areas, in the Partnership's business if such inclusion becomes desirable.


               NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties and covenants set forth herein, the parties hereby agree as follows:


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        1.     Defined Terms and Accounting Matters.

               1.1 Definitions. As used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):


               "Affiliate" means any corporation or other entity which, at the relevant time, controls, is controlled by, or is under common control with a party to this Agreement. For purposes of this definition, "control" means ownership of 50 percent or more of the voting stock of any corporation or the right to receive 50 percent or more of the net profits of any other entity. The Partnership shall not be deemed to be an Affiliate of either Partner.


               "ANDA" means an Abbreviated New Drug Application prepared for submission to the FDA in order to gain FDA approval for the manufacture and marketing of a Product, or such other application as may be appropriate for any Product.


               "BigMar" means BigMar, Inc., a Delaware corporation.


               "FDA" means the United States Food and Drug Administration or any successor agency having the authority to approve pharmaceutical products for
marketing   in  the  United   States.


               "Manufacturing Agreement" means the Manufacturing Agreement, dated as of the date of this Agreement, between BigMar and the Partnership.


               "Marketing Agreement" means the Sales and Marketing Agreement, dated the date hereof, between Protyde and the Partnership.

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               "Marketing   Information"  means  all  confidential   information
pertaining to customers, potential customers, markets, pricing, costs and other matters useful to selling a Product. Marketing Information does not include ANDAs.


               "Partner" means the parties to this Agreement or their permitted successors in interest.

               "Partnership" means Protyde-BigMar Therapeutics, the Delaware general partnership formed pursuant to this Agreement.

               "Product" means a human pharmaceutical product consisting substantially of one of the drug compounds specified on Exhibit 1.1 or one of such other drug compounds as may be added to Exhibit 1.1 from time to time by written agreement of the Partners.


               "Proprietary Information" means all trade secrets, knowhow, technology, inventions (whether patentable or not) patent applications, patents, processes, systems, methods and other similar information which is useful in making or using a Product.Proprietary Information does not include ANDAs.


               "Protyde" means Protyde Corporation, a Delaware corporation.


               "Territory" means the entire world other than Germany, France, Spain, Italy, the United Kingdom, Benelux, Austria,
Switzerland, Sweden, Denmark and Argentina.


               1.2 Additional Definitions. The following terms defined elsewhere in this Agreement shall have the respective meanings therein defined:

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Term                                       Definition
- ----                                       -----------

BigMar Representative                      Section 2.1
GAAP                                       Section 1.3
General Manager                            Section 6.4
Loss                                       Section 10.1
Protyde Representative                     Section 1.4
Representative                             Section 2.4

               1.3 Accounting. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared in conformity with United States generally accepted accounting principles ("GAAP"), consistently applied.

               1.4 Representatives.

               (i) For purposes of this Agreement, the "Protyde Representative" shall be Richard Maradie and such successor Protyde Representatives as PSub shall designate from time to time. If the party serving as Protyde Representative shall be unable to act as Protyde Representative, PSub shall appoint a successor Representative to act thereafter as the Protyde Representative. In the event that the Protyde Representative determines in his or her sole discretion that the interests of PSub would be better served by the appointment of a new Protyde Representative, he or she shall so notify PSub and shall be entitled thereafter to resign. If PSub shall fail to appoint a successor Representative or does not notify BSub of the name of such successor within 10 days after being requested to do so by BSub, then BSub shall select a successor Protyde Representative from among the officers of PSub and such

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choice shall be binding  upon PSub;  provided,  that any Protyde  Representative selected by BSub may at any time be replaced by PSub.


               (ii) For purposes of this Agreement, the "BigMar Representative" shall be John Tramontana and such successor BigMar Representatives as BSub shall designate from time to time. If the party serving as BigMar Representative shall be unable to act as BigMar Representative, BSub shall appoint a successor BigMar Representative to act thereafter as the BigMar Representative. In the event that the BigMar Representative determines in his or her sole discretion that the interests of BSub would be better served by the appointment of a new BigMar Representative, he or she shall so notify BSub and shall be entitled thereafter to resign. If BSub shall fail to appoint a successor BigMar Representative or does not notify PSub of the name of such successor within 10 days after being requested to do so by PSub, then PSub shall select a successor BigMar Representative from among the officers and such choice shall be binding upon BSub; provided, that any BigMar Representative selected by PSub may at any time be replaced by BSub.


               (iii) The Protyde Representative and the BigMar Representative are sometimes collectively referred to herein as the "Representatives." Each of the parties hereby irrevocably constitutes and appoints its respective Representative, acting alone, as such party's true and lawful attorney to perform on its behalf all acts which by the provisions of this Agreement are to be performed by it; to execute and give and receive on such party's behalf all notices, requests, consents, amendments, demands and other communi-

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cations to them  hereunder;  to delegate to any Persons in writing all or any of such Representative's power and authority hereunder in the event of the absence or incapacity to act, and generally to act for such party and on such party's behalf in all matters connected with this Agreement as fully and with the same force and effect as each such party might act in person. This power of attorney is deemed to be coupled with an interest, shall be irrevocable and shall not be affected by the subsequent dissolution of the appointing party.


               (iv) The Representatives shall act, without compensation, on behalf of their respective appointing parties, and the Representatives shall not be liable to their respective appointing parties for any action taken in good faith on behalf of such party.


               (v) The parties shall be entitled to rely on the full power and authority of the Representatives to act hereunder on behalf of their respective appointing parties until notice of resignation or removal is given by the appointing party, and neither party shall be liable in any way whatsoever for any action it takes or omits to take in reliance upon the power and authority of the other party's Representative.


          2.   Formation Of Partnership.


               2.1 Formation. BSub and PSub hereby form, as of the date hereof, a general partnership pursuant to the provisions of the Delaware Uniform Partnership Act. Each of the Partners shall

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initially  have a 50%  interest  in the  Partnership,  subject  to the terms and conditions of this Agreement.


               2.2 Name. The name under which the Partnership will conduct business shall be "Protyde-BigMar Therapeutics."

               2.3 Principal Office. The principal office and place of business of the Partnership shall be 313 Pleasant Street, Watertown, Massachusetts 02172, or such other location as the Representatives may designate.


               2.4 Business. The business of the Partnership shall be (i) to obtain FDA approval to market such of the Products as the Protyde may require in accordance with the procedures set forth in the Manufacturing Agreement and the Marketing Agreement, (ii) to have such Products manufactured for the Partnership, and (iii) to have such Products marketed on behalf of the Partnership. The Partnership may exercise such general powers as may be necessary to further its business, including, without limitation, the incurrence of indebtedness and the pledging of its assets to secure its indebtedness. The Partnership shall not engage in any business other than that described in this
Section 2.4 without the written consent of the Partners.

               2.5 Fiscal Year. The Partnership's fiscal year shall end on December 31 of each year, unless determined otherwise by the Representatives.

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          3.   Related Transactions.


               3.1 PSub Deliveries. Concurrently with the execution of this Agreement, PSub has delivered to BSub copies of the following documents:

                   (i) The Marketing Agreement, duly executed by Protyde.

                   (ii) The Certificate of Incorporation of PSub certified by the Secretary of State of Delaware.

                   (iii) The By-laws of PSub, together with copies of all corporate action of PSub, including the resolutions of its Board of Directors, approving the execution, delivery and performance by PSub of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary or any Assistant Secretary of PSub.

                   (iv) A good standing certificate with respect to the PSub, dated no earlier than seven days prior to the date hereof, issued by the Secretary of State of Delaware.

               3.2 BSub Deliveries. Concurrently with the execution and delivery of this Agreement, BSub has delivered to PSub copies of the following documents:


                   (i) The Manufacturing Agreement, duly executed by BigMar.


                   (ii) The Certificate of Incorporation of BSub certified by the Secretary of State of Delaware.


                   (iii) The By-laws of BSub, together with copies of all corporate action of BSub, including the resolutions of its

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Board of Directors, approving the execution, delivery and performance by BSub of this Agreement and the consummation of the transactions contemplated hereby, certified by the Secretary or any Assistant Secretary of BSub.


                   (iv) A good standing certificate with respect to the BSub, dated no earlier than seven days prior to the date hereof, issued by the Secretary of State of Delaware.


               3.3 Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, without further consideration.


               3.4 Protyde Packaging. Protyde Packaging Corporation, a wholly-owned subsidiary of PSub shall construct and operate a facility which will provide quality control, quality assurance and outer packaging services to the Partnership (at prices to be negotiated). BSub shall have the option exercisable by written notice given within three years of the date such facility becomes operational, to purchase from PSub 50% of the outstanding capital stock of such subsidiary for a purchase price equal to [certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.]

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          4.   Initial Capital Contributions.


               4.1 Capital Contributions of PSub. As its initial capital contribution to the Partnership, PSub hereby agrees to contribute to the Partnership, up to $3,075,000 in cash, the first $750,000 of which shall be contributed by March 31, 1996, with the balance to be contributed at such times and in such amounts so as to enable the Partnership to timely satisfy its obligations under, and to make payments contemplated by, Sections 2 and 3.2 of the Manufacturing Agreement (and, for the period commencing on the date hereof and ending one year thereafter, Section 5 of the Manufacturing Agreement).


               4.2 Capital Contributions of BSub. As BSub's capital contribution to the Partnership, BSub shall cause BigMar to make its manufacturing capacity available to the Partnership under the terms of the Manufacturing Agreement.


          5.   Additional Capital Contributions and Loans.


               5.1 Determination of Requirements; Funding. The General Manager, in consultation with the Representatives, shall project revenues and expenditures (based on expenses provided for in the Partnership's budget) on an annual and a quarterly basis. The Partnership's working capital requirements shall be determined from time to time pursuant to the terms of this Section 5 on the basis of such annual and quarterly projections. If the Partnership's cash flow is not sufficient to meet the Partnership's working capital requirements after PSub's contributions described in Section 4.1 have been exhausted, the Partnership shall attempt to obtain

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from BigMar such  extensions  of credit in respect of the  payments for Products under the Manufacturing Agreement as BigMar shall determine to be commercially reasonable, and thereafter, if and to the extent necessary, additional loans and capital contributions shall be made as follows:


               (i) PSub shall make loans to the Partnership of the Partnership's working capital requirements as determined by PSub and consistent with the Partnership's budget and not already contributed under Section 4.1, up to a total of $500,000 in the aggregate. All such loans shall be evidenced by a promissory note of the Partnership, substantially in the form of Exhibit 5.1, bearing interest at a rate per annum equal to the prime commercial lending rate for short-term loans announced from time to time by Chase Manhattan Bank, N.A., at its offices in New York City, plus 2%, and be entitled to priority in repayment pursuant to the terms of Section 7.3 hereof.


               (ii) If PSub has made loans to the Partnership under clause (i) above of $500,000 in the aggregate, the Partners shall make additional capital contributions, in equal amounts and at such times and in such manner as either Partner may request in writing, in amounts equal to all of the Partnership's working capital requirements necessary to meet expenses provided for in the Partnership's then current budget. Each such capital contribution shall be credited to the capital account of the Partner making the contribution.

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     In either case,  the Partners  shall be entitled to at least 15 days' prior written notice before any loans or additional capital contributions are required, and all requests for loans under clause (i) must equal or exceed $25,000 and all requests for additional capital contributions under clause (ii) must equal or exceed $50,000 in the aggregate.


               5.2 Failure to Contribute Requested Capital. If a Partner fails to fund its proportionate share of a request for a capital contribution made by the other Partner pursuant to Section 5.1(ii) within 30 days after notice of such request under Section 5.l(ii), the requesting Partner may at its option fund the entire capital contribution. In such event, all amounts so contributed shall be credited to the capital account of the contributing Partner. If a Partner fails to meet a request for capital under Section 5.1(ii) and the other Partner funds the contribution, the non-contributing Partner's interest in Partnership income, losses, and distributions shall be adjusted as set forth in
Section 5.1.


        6.     Management of Partnership.


               6.1 Management. The business and affairs of the Partnership, except as otherwise provided in this Agreement, shall be managed by the Representatives acting jointly. Except as otherwise provided in this Agreement, the Representatives, acting jointly, shall have the power and authority to exercise on behalf of the Partnership the powers set forth in this Section 6.1 so as to conduct and operate the business of the Partnership. Action taken by the Representatives within the scope of their authority as herein provided shall con-

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stitute  approval of, or action by, the  Partnership and shall be binding on the
Partners. The Representatives, acting jointly, shall have the sole and exclusive power and authority to take the following actions, on behalf of the Partnership in order to conduct and operate the Partnership's business:


               (i) controlling and directing the day-to-day business operations for and on behalf of the Partnership including submitting orders for Products;


               (ii) establishing and implementing operating policy decisions, for and on behalf of the Partnership;


               (iii) preparing and filing tax returns and other regulatory applications and other filings for and on behalf of the Partnership;


               (iv) maintaining books and records for and on behalf of the Partnership;


               (v) hiring accountants, for and on behalf of the Partnership;


               (vi) hiring lawyers for and on behalf of the Partnership;


               (vii) being  responsible  for  personnel  matters  including  the
hiring,   firing  and  supervision  of  employees  for  and  on  behalf  of  the
Partnership;


               (viii) paying all other expenses of operation directly for and on behalf of the Partnership;


               (ix)   collecting   all   revenues  for  and  on  behalf  of  the
Partnership; and

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               (x) making distributions to the Partners in conformance with this
Agreement.


          6.2 Action Against Partner. Any notice, demand, claim or proceeding given, made, instituted or prosecuted on behalf of the Partnership to or against any Partner, or any of its Affiliates, shall be deemed to have been duly given, made, instituted or prosecuted by the Partnership if given, made, instituted or prosecuted by the other Partner, acting in its own name or in the name of the Partnership. Nothing in this Section 6.2 shall be construed to require approval of the Representative for enforcement by the Partnership of any specific right of the Partnership against a Partner or its Affiliates under circumstances where such Partner or its Representative would have voting power to block such approval.


          6.3 General Manager. The Partnership shall have a general manager (the "General Manager") who shall be responsible for the day-to-day operations of the Partnership. During the first year of the Partnership, unless the parties otherwise agree, the General Manager shall be Richard F. Maradie. Thereafter, the Representatives shall have the right to appoint the General Manager. The General Manager may be, but need not be, an employee of either Partner or any of their Affiliates. The Representatives may make provisions for a staff to conduct the business of the Partnership with the General Manager and may from time to time delegate to the General Manager and the staff authority, in a manner not inconsistent with this Agreement, to conduct that business. Any delegation of authority may be modified or

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


terminated at any time by the Representatives or by joint action of the Partners.



          6.4 Administrative Services. Partnership accounting shall be performed by PSub and all other required administrative services shall be performed by either Partner (or their Affiliates) according to the allocation of such tasks as specified by the Representatives and agreed to by the performing Partner or Affiliate. The Partners shall be reimbursed for their costs of providing such services in accordance with Exhibit 6.4.


          6.5 Annual Partnership Budget. The General Manager shall prepare an annual budget for the Partnership for each calendar year providing for the payment of all of the Partnership's premanufacturing, manufacturing, marketing and administrative expenses (including those to be incurred under the Agreement and the Manufacturing Agreement), and shall submit the budget to the Representatives for approval no later than December 1 of the preceding year. The Representatives shall approve an annual budget no later than 30 days after it is submitted for approval and each budget shall contain provisions consistent with the orders for Products and forecasts received by the Partnership under the Marketing Agreement and the costs for such Products as set forth in the Manufacturing Agreement.


          6.6 Financial Statements. Within 60 days after the end of each fiscal quarter (other than the last quarter of any fiscal year) of the Partnership, the Partnership shall cause to be delivered to each Partner a report containing an unaudited balance

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sheet and  statement  of income and  expenses  of the  Partnership,  prepared in accordance with generally accepted accounting principles consistently applied (but not including all of the footnotes required by generally accepted accounting principles). Within 120 days after the end of each fiscal year, the Partnership shall cause to be furnished to each Partner (i) the audited financial statements of the Partnership for such year, prepared in accordance
with  generally  accepted  accounting   principles   consistently  applied,  and
certified by such accounting firm nationally recognized in the United States as may be designated by the Representatives and (ii) all information concerning the Partnership necessary for the preparation of the Partners' federal and state income tax returns.


          6.7 Books of Account. The General Manager shall cause complete and proper books of account and records to be kept for the Partnership. The Partnership books shall be kept in accordance with GAAP.

     7. Accounts; Inspection.


          7.1 Capital Accounts. A separate capital account for each of the Partners shall be maintained on the books and records of the Partnership. Each Partner's initial capital account balance shall be deemed equal to the amount set forth opposite such Partner's name on Exhibit 7.1, which the parties have agreed is the value of such Partner's capital contributions pursuant to Section 4 hereof. There shall be credited to each Partner's capital account such Partner's respective additional capital contributions pursuant to Section 5 hereof. There shall be charged to each Partner's capital account all losses of the Partnership allocated to it pursuant to
Section  8.1 and all  distributions  made to it by the  Partnership  pursuant to
Section 8.2. Each Partner shall be required prior to the dissolution of the Partnership to restore any deficits in its capital account balance.


          7.2 No Interest or Withdrawal. No Partner shall be entitled to interest on its capital account. No Partner shall have the right to withdraw all or any portion of its capital contribution.


          7.3 Inspection. All accounting and other books and records of, or relating to, the Partnership shall be made available to the Partners for inspection and copying at all reasonable times and shall be retained for so long as is deemed necessary by the Partnership.


     8.   Allocation of Income and Losses; Distributions.


          8.1 Income and Losses. All income and losses of the Partnership shall be allocated as follows:


               (i) Net income of the Partnership shall be allocated to the Partners first, in proportion to their respective negative capital account balance, if any, until each Partner's capital account balance is zero, and thereafter equally unless and until such time as one Partner makes a capital contribution under Section 5.1(ii) not matched by the other Partner, after which net income shall be allocated to the Partners in the proportions which their respective aggregate capital contributions bear to the aggregate capital contributions to the Partnership.

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


                   (ii) Net losses of the Partnership shall be allocated to the Partners in such manner as will most quickly cause their respective capital account balances to be equal.


               8.2 Distributions. Distributions shall be made by the Partnership at such times and in such amounts as the Representatives may determine, but only after payment in full of all amounts loaned to the Partnership by PSub pursuant to clause (i) of Section 5.1 together with all accrued and unpaid interest thereon. Any distributions by the Partnership shall be divided between the Partners in proportion to their then current capital account balances. The Partnership shall endeavor, subject to the establishment of reasonable reserves and its working capital requirements, to distribute to each Partner during a calendar year an amount equal to the income allocated to such Partner during that calendar year.


          9.   Representations and Warranties.


               Each Partner hereby represents and warrants to the other Partner as follows:


               9.1 Due Organization. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.


               9.2 Power and Authority. It has the power and authority to execute and deliver this Agreement, and to perform its obligations hereunder.


               9.3 Litigation. There are no actions, suits or proceedings pending or, to its knowledge, threatened against it or any

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


of its Affiliates at law or in equity before any court or administrative office or agency which may adversely affect its ability to carry out its obligations under this Agreement, and neither it nor any of its Affiliates is in violation of any order, writ, injunction or decree of any court or governmental authority entered against it or any of its Affiliates or by which its or any of its Affiliates' property is bound so as to affect adversely such Partner's ability to carry out its obligations under this Agreement.


               9.4 No Conflict. The execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions hereof does not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any indenture, mortgage, deed of trust, loan agreement, guaranty, financing agreement, agreement affecting a Product or other agreement or instrument binding or affecting it or any of its Affiliates or its or any of its Affiliates' property; (ii) the provisions of its or any of its Affiliates' charter documents or By-Laws; or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or any of its Affiliates or by which any of its or any of its Affiliates' property is bound.


               9.5 Authorization. No authorization, consent or approval of any governmental authority or third party is required for the execution, delivery or performance by it of this Agreement.


               9.6 Binding Effect. This Agreement has been duly authorized, executed and delivered and constitutes its legal, valid

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


and binding obligation enforceable against it in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to the availability of particular remedies under general equity principles.


        10.    Indemnity and Insurance.


               10.1 Indemnity. Each Partner agrees to indemnify and hold the other Partner harmless against any and all losses, liabilities, damages, claims, judgments, demands, and expenses (including reasonable attorneys' fees) and costs (together or individually, a "Loss") arising out of or in connection with
(i) the breach by the indemnifying party of any of its representations or warranties contained in this Agreement, (ii) the nonperformance, partial or total, of any covenants of the indemnifying party contained in this Agreement or
(iii) the binding of the Partnership to any undertaking or liability not expressly authorized or provided in this Agreement or in accordance with Section 6 hereof. It is expressly agreed that any diminution in the value of the business of the Partnership or either Partner or any of its Affiliates by reason of any of the foregoing shall be deemed a Loss for purposes of this indemnification. As a condition to the indemnified party's right to indemnification under this Section 10.1, the indemnified party shall give prompt notice to the indemnifying party of any suits, claims or demands by third parties or the indemnified Partner which may give rise to any Loss for which indemnification may be required under this Section 10.1. The indemnifying party shall be entitled

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


to assume the defense and control of any suit, claim or demand of any third party at its own cost and expense; provided, however, that the indemnifying party shall not be entitled to assume the defense and control of any such suit, claim or demand if in the opinion of counsel reasonably satisfactory to the indemnifying party, the indemnified party has one or more legal defenses available to it which are in conflict with those available to the indemnifying party. The indemnifying party shall be free to settle any claim or action in respect to which indemnity may be sought against it pursuant to this Section; provided, however, that the indemnifying party shall not settle any such claim or action if such settlement would result in the imposition against the indemnified party of a judgment, decree or order in the nature of equitable relief without the consent of the indemnified party, which consent shall not be unreasonably withheld.


               10.2 Insurance. If available at rates reasonably satisfactory to the Partnership, the Partners shall maintain insurance for its business, in its own name or in the name of a Partner or its Affiliate, with responsible insurance companies satisfactory to the Partnership, insuring the risks associated with the Partnership's business, in such amounts as is customarily maintained by similar businesses.


        11.    Transfer of Interest; Assignment.


               Except for a transfer to any Affiliate of Protyde or BigMar, no portion of either Partner's interest in the Partnership, or rights in this Agreement, shall be sold, assigned, exchanged,

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



pledged, encumbered or otherwise transferred without the prior written consent of the other Partner. Any purported transfer not in compliance with this Agreement shall be void at the option of the other Partner. For purposes of this
Agreement: (a) the transfer after the execution and delivery of this Agreement of 50% or more of the common equity or 50% or more of the voting rights in BigMar (whether in a single transaction or a series of transactions) shall be deemed a transfer of BSub's interest in the Partnership; and (b) the transfer after the execution and delivery of this Agreement of 50% or more of the common equity or 50% or more of the voting rights in Protyde (whether in a single transaction or in a series of transactions) shall be deemed a transfer of PSub's interest in the Partnership.


          12. Ownership and Use of ANDAs, Proprietary Information and Marketing Information.


               12.1 ANDAs. Subject to the provisions of Sections 12.3, 14.2 and 14.3, the Partnership shall own all right, title and interest in all FDA-approved ANDAs for any Product and shall have an exclusive, royalty-free right and license to use, for any purpose and reference in any filing, all ANDAs in progress for any Product.


               12.2 New Developments. Subject to the provisions of Sections 12.3, 14.2 and 14.3, the Partnership shall own all right, title and interest in and to Proprietary Information and Marketing Information which is developed or acquired by a Partner or its Affiliate using Partnership funds, or while performing activities

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


subject to reimbursement by the Partnership; provided, however, that during the term of the Partnership each of the Partners shall have a royalty-free, worldwide right (with no right to assign, except to its Affiliates, but with the rights to have goods made to its order and to permit purchasers of its goods to use and sell goods so purchased) to use and practice any such Proprietary Information and Marketing Information for any purpose outside the scope of the Partnership's business, as specified in Section 2.4.


               12.3 Confidentiality. Unless otherwise determined by the Management Committee, all ANDAs, and all Proprietary Information and Marketing Information under Section 12.2, shall be maintained in confidence by the Partners, except to the extent necessary to comply with applicable laws or regulations or to allow a Partner to exercise any right granted to it in Section
12.2. Unless otherwise determined by the owner, all ANDAs, and all Proprietary Information and Marketing Information shall be maintained in confidence by the other Partner and the Partnership.


               12.4 The names "BigMar" and "Protyde". The Partners recognize that no permission is given in this Agreement to the Partnership to use "BigMar" and "Protyde" as trademarks, tradenames, service marks or the like (other than in connection with the labelling of Products) and that such permission can only be obtained from BigMar and Protyde, respectively; provided, however, that the words "Protyde" and "BigMar" may be included in the name of the Partnership and may be used in combination in connection with the Partnership's business.

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




        13.    Term; Dissolution.


               13.1 Term; Dissolution by Agreement. The Partnership shall come into existence upon the date hereof and, unless extended or dissolved by mutual agreement between the Partners in writing, shall continue until December 31, 2005, unless earlier dissolved in accordance with Section 13.2.



               13.2 Dissolution by Election of Partner. The Partnership may be terminated (i) by either Partner upon the material breach of this Agreement by the other Partner if such breach is not cured within 30 days after written notice from the nonbreaching Partner; provided, however, that termination of this Agreement is not intended to be the sole remedy of either Partner in the event of a breach of this Agreement by the other Partner, and in the event of a breach of this Agreement by one Partner, the other Partner shall be entitled, in addition, to all remedies available at law or in equity; (ii) by either Partner upon the bankruptcy, insolvency, assignment for the benefit of creditors or other act of insolvency by, of or against the other Partner or its parent, if any; or (iii) by BSub upon the termination of the Marketing Agreement or by PSub upon termination of the Manufacturing Agreement. The transfer by a Partner of its interest in the Partnership on the terms permitted by this Agreement, or on terms specifically agreed to by the Partners, shall not be deemed a dissolution of the Partnership.


               14. Winding Up; Distribution of Assets. Upon the termination of the Partnership for any reason, the affairs of the Partnership

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


shall be wound up and the Partnership dissolved as rapidly as circumstances and orderly practice permit, but in any event within a period of time not exceeding six months, and the assets of the Partnership shall be applied as provided in this Section 14.


               14.1 Distribution of Proprietary and ANDA Rights upon Termination under Section 13.1. Subject to the provisions of Section 14.4, upon termination of the Partnership pursuant to Section 13.1, all FDA approved ANDA's shall be assigned to BSub; provided, however, that PSub shall have (i) a worldwide, royalty-free right, with full right of assignment and partial assignment, to make use of all Proprietary Information owned or controlled by BSub or the Partnership which relates to the manufacture of the Products, (ii) the right to use and reference any and all FDA-approved ANDAs and ANDAs in progress relating to the Products, and (iii) the right to make, use and sell each Product. Each Partner shall execute such agreements and documents as may be reasonably requested by the other Partner, and shall assist in obtaining all FDA and other approvals necessary to give each Partner the full use of its rights under this
Section 14.1. Automatically upon the effectiveness of such assignment to BSub, BSub's Partnership capital account shall be reduced by an amount equal to the value attributed, in Section 7.1, to its initial capital contribution made in accordance with Section 4.2. The provisions of this Section 14.1 shall survive the termination of this Agreement for any reason.


               14.2  Distribution of Other Assets upon Termination under Section
13.1. Subject to the provisions of Section 14.4,

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



upon the termination of the Partnership pursuant to Section 13.1, the assets of the Partnership other than those described in Section 14.1 shall be applied as follows:


               (i) first to the payment of liabilities and discharge of obligations of the Partnership to persons other than the Partners and Affiliates of Protyde and BigMar;


               (ii) next to the repayment of all loans to the Partnership by PSub pursuant to Section 5.1 hereof together with all accrued and unpaid interest thereon;


               (iii) next to the payment of liabilities and discharge of any obligations of the Partnership to the Partners, and if the Partnership's assets are insufficient to pay all such liabilities, the Partner to which the greatest amount is then owed shall be paid until the Partners are owed equal amounts and, thereafter, the Partners shall be paid any remaining amounts equally;


               (iv) next to the payment to each Partner of an amount equal to its respective capital account balance, or if such assets or proceeds are less than the aggregate capital account balances, in proportion to their respective capital accounts; provided, however, in any case, that BSub's capital account shall first have been reduced in accordance with Section 14.1 prior to any distribution of Partnership assets pursuant to this Section 14; and


               (v) the remainder, if any, to the Partners in accordance with their respective interests in Partnership net income under Section 8.1(i) at the time of dissolution.

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



               14.3 Distribution of Assets upon Termination under Section 13.2. If the Partnership is terminated pursuant to the provisions of Section 13.2, then the Partner electing to dissolve the Partnership shall have exclusive possession of all the assets of the Partnership (other than the ANDA's) if such Partner pays the other Partner the book value of its interest in the Partnership at the time of dissolution, less the damages for any breach of this Agreement recoverable by the Partner electing to dissolve the Partnership. For purposes of this Section 14.3, the "book value" of a Partner's interest shall be the amount such Partner would be entitled to receive under Section 14.2 pursuant to a termination of the Partnership under Section 13.1, excluding any amount attributable to goodwill. If requested by the Partner electing to dissolve the Partnership, the other Partner shall take all actions reasonably requested by the dissolving Partner in order to give the dissolving Partner full possession and use of the assets of the Partnership remaining after payment of the book value of the other Partner's interest in the Partnership under this Section 14.3.


        15.    Miscellaneous.


               15.1 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall be one instrument.


               15.2 Notices. Any notice or other communication required or permitted to be given by either party under this Agreement shall be effective when delivered, if delivered by hand, or five days after mailing, if mailed by registered or certified mail,

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

postage prepaid and return receipt requested, addressed to each party at the following addresses or such other address as may be designated by notice pursuant to this Section:


                     If to BSub:

                     6660 Doubletree Avenue, Suite 20
                     Columbus, Ohio  43229
                     Attention:  President
                     Telephone: (614) 842-4288
                     Facsimile: (614) 842-4290

                     If to PSub:

                     313 Pleasant Street
                     Watertown, Massachusetts  02171
                     Telephone:  (617) 926-2314
                     Facsimile:  (617) 926-2769
                     Attention:  President


               15.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts entered into and wholly to be performed within such State.


               15.4 Severability. If any provision of this Agreement is held to be invalid, void or unenforceable for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the maximum extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.



               15.5 Amendments. No amendment, modification or addition hereto shall be effective or binding on either party unless set forth in writing and executed by a duly authorized representative of the party to be charged.

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



               15.6 Waiver. No waiver of any rights under this Agreement shall be deemed effective unless contained in a writing signed by the party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.


               15.7 Headings. The section headings contained in this Agreement are included for convenience only and form no part of the Agreement between the parties.


               15.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the Partners; provided, however, this shall not be construed and is not intended to waive restrictions on the sale, assignment, exchange, pledge, encumbrance, or other transfer by the Partners contained in Section 11.


               15.9 Legal Fees; Costs of Enforcement. Each party will bear its own legal fees incurred in connection with this transaction.


               15.10 Entire Agreement. This Agreement, including the Exhibits hereto, the Marketing Agreement, the Manufacturing Agreement and the letter agreement between the parties dated the date hereof constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede any and all prior agreements and understanding, whether oral or in writing, between the parties and their Affiliates concerning the subject matter hereof.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date which appears in the first paragraph of this Agreement.

                                 BIGMAR THERAPEUTICS, INC.


                                 By:
                                     ____________________________________
                                     Title:


                                 PROTYDE ONCOLOGY THERAPEUTICS, INC.

                                 By:
                                     ____________________________________
                                     Title:

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



                                 1 Page Omitted



[Certain confidential information has been omitted and filed separately with the Commission pursuant to a Request for Confidential Treatment.]

                                                          EXHIBIT 6.4 to the
                                                          Partnership Agreement

               Administrative services which may be requested by the Partnership to be performed by either Partner (or its Affiliate) and reimbursed by the Partnership may include, but not be limited to, the following: accounting, finance, tax, credit and collection, legal, patent, data processing, personnel, travel, telecommunications and general services.

               The provider's costs of such administrative services will be charged to the Partnership. Such costs will include direct labor, employee benefits, actual costs for third party goods or services and a surcharge to cover indirect costs.

               Direct labor will be based on actual hours worked by and rates of individuals providing the requested services. Other direct costs will be supported by third party invoices. Employee benefits shall be charged as a percentage of direct labor, such rate to be established on an annual basis based on actual benefit rates. The surcharge for indirect costs will be a percentage of direct labor established by mutual agreement on an annual basis.

               The surcharge for indirect costs shall be sufficient to cover the costs of services provided to the Partnership, which costs are not practical to charge directly to the Partnership.

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




                                                          EXHIBIT 7.1 to the
                                                          Partnership Agreement


               The initial capital account balance of each Partner shall be deemed equal to $3,075,000.

                           PROTYDE-BIGMAR THERAPEUTICS

                                                                     $__________

                                 PROMISSORY NOTE

                  PROTYDE-BIGMAR THERAPEUTICS, a Delaware general partnership (the "Borrower"), for value received, hereby promises to pay to Protyde Oncology Therapeutics, Inc. or registered assigns (the "Payee") on demand (the "Maturity Date") at the offices of the Payee located at 313 Pleasant Street, Watertown, Massachusetts 02172 or at such other location as the Payee shall request, the principal amount of __________ Dollars ($______), including interest at a rate per annum equal to the prime commercial lending rate for short-term loans announced from time to time by Chase Manhattan Bank, N.A., at its offices in New York City, plus 2% accrued through the Maturity Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                  This Note is issued pursuant to a Partnership Agreement, dated as of __________, 1995 (the "Partnership Agreement"), between Protyde Oncology Therapeutics, Inc. and BigMar Therapeutics, Inc.

                  1.       Prepayment

                           The principal amount of this Note may be prepaid
by the Borrower, in whole or in part, without penalty, at any time.

                  2.       Failure to Pay Amounts When Due

                           If all or a portion of the principal amount hereof
shall not be paid when due, any such overdue principal amount shall bear interest at a rate per annum which is 4% above the rate set forth in the first paragraph hereof from the date of such nonpayment until paid in full (both before and after judgment). The Borrower hereby agrees to pay the costs of collection and reasonable attorneys' fees and expenses in case default occurs in the payment of this Note.

                  3.       Miscellaneous

                  A. The registered owner of this Note shall have the right to transfer it by assignment and the transferee thereof shall, upon his registration as owner of this Note, become vested with all the powers and rights of the transferor. Registration of any new owner shall take place upon presentation of this Note to the Borrower at the location of its offices referred to in the first paragraph hereof, together with a duly authenticated assignment. In case of transfer by operation of law, the transferee agrees to notify the Borrower of such transfer and of his address, and to submit appropriate evidence regarding the transfer so that this Note may be registered in the name of the transferee. This Note is transferable only on the books of the Borrower by the holder hereof, in person or by attorney, on the surrender hereof, duly endorsed.

                  B. Borrower hereby waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note.

                  C. This Note shall be construed and enforced in accordance with the laws of the State of Delaware, (without reference to its rules as to conflicts of law).

                  IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its authorized representative.

Dated:  __________________
                                              PROTYDE-BIGMAR THERAPEUTICS


                                              By:_______________________________
                                                 Name:
                                                 Title:

                                       -2-







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